NOTE AND WARRANT PURCHASE

                                    AGREEMENT



                          Dated as of November 30, 2006



                                  by and among



                              REMOTE DYNAMICS, INC.



                                       and



                       THE PURCHASERS LISTED ON EXHIBIT A


                                TABLE OF CONTENTS

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
ARTICLE I           Purchase and Sale of Notes and Warrants.......................................................1
         Section 1.1          Purchase and Sale of Notes and Warrants.............................................1
         Section 1.2          Purchase Price and Closings.........................................................2
         Section 1.3          Conversion Shares / Warrant Shares..................................................2
         Section 1.4          Exchange of Promissory Notes........................................................2
         Section 1.5          Share Exchange Transaction .........................................................2

ARTICLE II          Representations and Warranties................................................................3
         Section 2.1          Representations and Warranties of the Company.......................................3
         Section 2.2          Representations and Warranties of the Purchasers...................................14

ARTICLE III         Covenants....................................................................................16
         Section 3.1          Securities Compliance..............................................................16
         Section 3.2          Registration and Listing...........................................................16
         Section 3.3          Inspection Rights..................................................................17
         Section 3.4          Compliance with Laws...............................................................17
         Section 3.5          Keeping of Records and Books of Account............................................17
         Section 3.6          Reporting Requirements.............................................................17
         Section 3.7          Other Agreements...................................................................17
         Section 3.8          Use of Proceeds....................................................................17
         Section 3.9          Distributions......................................................................16
         Section 3.10         Disclosure of Transaction..........................................................18
         Section 3.11         Disclosure of Material Information.................................................18
         Section 3.12         Pledge of Securities...............................................................18
         Section 3.13         Amendments.........................................................................17
         Section 3.14         Distributions......................................................................18
         Section 3.15         Reservation of Shares..............................................................19
         Section 3.16         Transfer Agent Instructions........................................................19
         Section 3.17         Disposition of Assets..............................................................20
         Section 3.18         Acquisition of Assets..............................................................20
         Section 3.19         Share Increase; Reverse Split......................................................18
         Section 3.20         Subsequent Financings..............................................................20
         Section 3.21         D&O Insurance......................................................................22

ARTICLE IV          Conditions...................................................................................22
         Section 4.1          Conditions Precedent to the Obligation of the Company to Close and
                              to Sell the Securities.............................................................22
         Section 4.2          Conditions Precedent to the Obligation of the Purchasers to Close
                              and to Purchase the Securities.....................................................22

ARTICLE V           Certificate Legend...........................................................................25
         Section 5.1          Legend.............................................................................25

ARTICLE VI          Indemnification..............................................................................26
         Section 6.1          General Indemnity..................................................................26
         Section 6.2          Indemnification Procedure..........................................................26

ARTICLE VII         Miscellaneous................................................................................27
         Section 7.1          Fees and Expenses..................................................................27
         Section 7.2          Specific Performance; Consent to Jurisdiction; Venue...............................28
         Section 7.3          Entire Agreement; Amendment........................................................28
         Section 7.4          Notices............................................................................29
         Section 7.5          Waivers............................................................................30
         Section 7.6          Headings...........................................................................30
         Section 7.7          Successors and Assigns.............................................................30
         Section 7.8          No Third Party Beneficiaries.......................................................30
         Section 7.9          Governing Law......................................................................30
         Section 7.10         Survival...........................................................................30
         Section 7.11         Counterparts.......................................................................30
         Section 7.12         Publicity..........................................................................31
         Section 7.13         Severability.......................................................................31
         Section 7.14         Further Assurances.................................................................31

                       NOTE AND WARRANT PURCHASE AGREEMENT

      This NOTE AND WARRANT PURCHASE AGREEMENT dated as of November 30, 2006 (this "Agreement") by and among Remote Dynamics, Inc., a Delaware corporation (the "Company"), and each of the purchasers of the series B subordinated secured convertible promissory notes of the Company whose names are set forth on Exhibit A attached hereto (each a "Purchaser" and collectively, the "Purchasers").

      The parties hereto agree as follows:

                                    ARTICLE I

                     PURCHASE AND SALE OF NOTES AND WARRANTS

      Section 1.1 Purchase and Sale of Notes and Warrants.

      (a) Upon the following terms and conditions, the Company shall issue and sell to the Purchasers, and the Purchasers shall purchase (in the amounts set forth as Exhibit A hereto) from the Company, (i) series B subordinated secured convertible promissory notes in the aggregate principal amount of up to Two Million Dollars ($2,000,000), convertible into shares of the Company's common stock, par value $.01 per share (the "Common Stock"), in substantially the form attached hereto as Exhibit B-1 (the "Series B Notes"), and (ii) original issue discount series B subordinated secured convertible promissory notes in the aggregate principal amount equal to forty percent (40%) of aggregate principal amount of Notes, convertible into shares of Common Stock, in substantially the form attached hereto as Exhibit B-2 (the "OID Notes", together with the Series B Notes, the "Notes"). The Company and the Purchasers are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded by Section 4(2) of the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), including Regulation D ("Regulation D"), and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments to be made hereunder.

      (b) Upon the following terms and conditions, each Purchaser shall be issued (i) Series E-7 Warrants, in substantially the form attached hereto as Exhibit C-1 (the "Series E-7 Warrants"), to purchase a number of shares of Common Stock equal to seventy-five percent (75%) of the number of Conversion Shares (as defined in Section 1.3 hereof) issuable upon conversion of such Purchaser's Series B Note on the date of issuance of such Note at an exercise price per share equal to $0.02 on the Closing Date (as defined in Section 1.2 hereof) and a term of seven (7) years following the Closing Date and (ii) Series F-4 Warrants, in substantially the form attached hereto as Exhibit C-2 (the "Series F-4 Warrants" and, together with the E-7 Warrants, the "Warrants"), to purchase a number of shares of Common Stock equal to seventy-five percent (75%) of the number of Conversion Shares issuable upon conversion of such Purchaser's Series B Note on the date of issuance of such Note at an exercise price per share equal to $0.03 on the Closing Date and a term of four (4) years following the effective date of the Registration Statement (as defined in Section 1.2 hereof). The number of shares of Common Stock issuable upon exercise of the Warrants issuable to each Purchaser is set forth opposite such Purchaser's name on Exhibit A attached hereto.

      Section 1.2 Purchase Price and Closings. Subject to the terms and conditions hereof, the Company agrees to issue and sell to the Purchasers and, in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Purchasers, severally but not jointly, agree to purchase the Notes and Warrants for an aggregate purchase price of up to Two Million Dollars ($2,000,000) (the "Purchase Price"). The Notes and Warrants shall be sold and funded in four separate closings (each, a "Closing" and collectively, the "Closings"). The initial Closing under this Agreement (the "Initial Closing") shall be funded in an amount equal to twenty-five percent (25%) of the aggregate Purchase Price hereunder and shall take place on or about December 4, 2006 (the "Initial Closing Date"). The second Closing under this Agreement (the "Second Closing") shall be funded in an amount equal to twenty-five percent (25%) of the aggregate Purchase Price hereunder and shall take place no later than five (5) business days following the date that the Company files the Proxy Statement (as defined in Section 3.19 hereof) with the Securities and Exchange Commission (the "Commission") (the "Second Closing Date"). The third Closing under this Agreement (the "Third Closing") shall be funded in an amount equal to twenty-five percent (25%) of the aggregate Purchase Price hereunder and shall take place no later than five (5) business days following the date that the Company's stockholders approve the Reverse Split (as defined in Section 3.19 hereof) and the Share Increase (as defined in Section 3.19 hereof) and the Company files the Charter Amendment (as defined in Section 3.19 hereof) effecting the Share Increase (the "Third Closing Date"). The final Closing under this Agreement (the "Final Closing") shall be funded in an amount equal to twenty-five percent (25%) of the aggregate Purchase Price hereunder and shall take place no later than five (5) business days following the date that the Commission declares the initial registration statement (the "Registration Statement") providing for the resale of the Conversion Shares and the Warrant Shares pursuant to the terms of the Registration Rights Agreement (as defined in Section 2.1(b)) effective (the "Final Closing Date"). The Initial Closing Date, the Second Closing Date, the Third Closing Date and the Final Closing Date are sometimes referred to in this Agreement as the "Closing Date". Each Closing under this Agreement shall take place at the offices of Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, New York, New York 10036 at 10:00 a.m. New York time; provided, that all of the conditions set forth in Article IV hereof and applicable to such Closing shall have been fulfilled or waived in accordance herewith. Subject to the terms and conditions of this Agreement, at or prior to each Closing the Company shall deliver or cause to be delivered to each Purchaser (x) its Notes for the principal amount set forth opposite the name of such Purchaser on Exhibit A hereto, (y) its Warrants to purchase such number of shares of Common Stock as is set forth opposite the name of such Purchaser on Exhibit A attached hereto and (z) any other documents required to be delivered pursuant to Article IV hereof. At each Closing, each Purchaser shall deliver its Purchase Price by wire transfer to the escrow account pursuant to the Escrow Deposit Agreement (as hereafter defined).

      Section 1.3 Conversion Shares / Warrant Shares. The Company has authorized and has reserved and covenants to continue to reserve, free of preemptive rights and other similar contractual rights of stockholders, a number of shares of Common Stock equal to the number of authorized shares of Common Stock that are not currently issued or reserved for issuance as of the date hereof; provided, however, upon the Company filing the Charter Amendment, the Company shall authorize and reserve and continue to reserve, free of preemptive rights and other similar contractual rights of stockholders, a number of its authorized but unissued shares of Common Stock equal to one hundred fifty percent (150%) of the aggregate number of shares of Common Stock to effect the conversion of the Notes and exercise of the Warrants then outstanding. Any shares of Common Stock issuable upon conversion of the Notes are herein referred to as the "Conversion Shares". Any shares of Common Stock issuable upon exercise of the Warrants (and such shares when issued) are herein referred to as the "Warrant Shares". The Notes, the Warrants, the Conversion Shares and the Warrant Shares are sometimes collectively referred to herein as the "Securities".

      Section 1.4 Exchange of Promissory Notes. The Company and the Purchasers acknowledge and agree that prior to or at the Closing, the holders of the Company's Series A senior secured convertible promissory notes (the "Series A Notes") issued pursuant to the Note and Warrant Purchase Agreement dated as of February 23, 2006 shall surrender to the Company their Series A Notes for cancellation and upon the Closing, such Purchasers shall receive Notes issued hereunder in the principal amount set forth on Schedule 1.4 attached hereto. In addition, the Company acknowledges and agrees that a portion of the Purchase Price to be delivered by HFS Capital Ltd. ("HFS") hereunder may be paid by exchanging the convertible promissory notes held by HFS for the Notes issued hereunder in the amounts set forth on Schedule 1.4 attached hereto.

      Section 1.5 Share Exchange Transaction. The parties acknowledge that simultaneously with the consummation of the transactions contemplated by this Agreement, the Company will be entering into a Share Exchange Agreement, dated as of the date hereof, with Bounce Mobile Systems, Inc., a Nevada corporation ("Bounce"), whereby Bounce will issue to the Company 500,000 shares of common stock of BounceGPS, Inc., a Nevada corporation and wholly-owned subsidiary of Bounce, and the Company shall issue to Bounce in exchange for such 500,000 shares (a) 5,000 shares of the Company's series C convertible preferred stock,
(b) series B subordinated secured convertible promissory notes in substantially the form of the Series B Notes in the aggregate principal amount of $660,000,
(c) original issue discount series B subordinated secured convertible promissory notes in substantially the form of the OID Notes in the aggregate principal amount of $264,000, (d) series E-7 warrants in substantially the form of the E-7 Warrants for a number of shares of Common Stock equal to seventy-five percent (75%) of the number of shares of Common Stock issuable upon conversion of Bounce's series B subordinated secured convertible promissory note and (e) series F-4 warrants in substantially the form of the F-4 Warrants for a number of shares of Common Stock equal to seventy-five percent (75%) of the number of shares of Common Stock issuable upon conversion of Bounce's series B subordinated secured convertible promissory note (the "Share Exchange Transaction").

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

      Section 2.1 Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchasers, as of the date hereof and each Closing Date (except as set forth on the Schedule of Exceptions attached hereto with each numbered Schedule corresponding to the section number herein), as follows:

      (a) Organization, Good Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. The Company does not have any Subsidiaries (as defined in Section 2.1(g)) or own securities of any kind in any other entity except as set forth on
Schedule 2.1(g) hereto. The Company and each such Subsidiary (as defined in Section 2.1(g)) is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary except for any jurisdiction(s) (alone or in the aggregate) in which the failure to be so qualified will not have a Material Adverse Effect. For the purposes of this Agreement, "Material Adverse Effect" means any material adverse effect on the business, operations, properties, prospects, or financial condition of the Company and its Subsidiaries and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its obligations under this Agreement in any material respect.

      (b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Notes, the Warrants, the Registration Rights Agreement by and among the Company and the Purchasers, dated as of the date hereof, substantially in the form of Exhibit D attached hereto (the "Registration Rights Agreement"), the Security Agreement by and among the Company and its wholly owned subsidiaries, on the one hand, and the Purchasers, on the other hand, dated as of the date hereof, substantially in the form of Exhibit E attached hereto (the "Security Agreement"), the Escrow Deposit Agreement by and among the Company, the placement agent and the escrow agent named therein, dated as of the date hereof, substantially in the form of Exhibit F-1 attached hereto (the "Escrow Deposit Agreement"), the Securities Escrow Agreement by and among the Company, the placement agent and the escrow agent named therein, dated as of the date hereof, substantially in the form of Exhibit F-2 attached hereto (the "Securities Escrow Agreement" and together with the Escrow Deposit Agreement, the "Escrow Agreements"), and the Irrevocable Transfer Agent Instructions (as defined in Section 3.16 hereof) (collectively, the "Transaction Documents") and to issue and sell the Securities in accordance with the terms hereof. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action, and, except as set forth on Schedule 2.1(b), no further consent or authorization of the Company, its Board of Directors or stockholders is required. When executed and delivered by the Company, each of the Transaction Documents shall constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor's rights and remedies or by other equitable principles of general application.

      (c) Capitalization. The authorized capital stock and the issued and outstanding shares of capital stock of the Company as of the date hereof is set forth on Schedule 2.1(c) hereto. All of the outstanding shares of the Common Stock and any other outstanding security of the Company have been duly and validly authorized. Except as set forth in this Agreement, the Commission Documents (as defined in Section 2.1(f)) or as set forth on Schedule 2.1(c) hereto, no shares of Common Stock or any other security of the Company are entitled to preemptive rights or registration rights and there are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company. Furthermore, except as set forth in this Agreement and as set forth on Schedule 2.1(c) hereto, there are no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company. Except for customary transfer restrictions contained in agreements entered into by the Company in order to sell restricted securities or as provided on Schedule 2.1(c) hereto, the Company is not a party to or bound by any agreement or understanding granting registration or anti-dilution rights to any person with respect to any of its equity or debt securities. Except as set forth on Schedule 2.1(c), the Company is not a party to, and it has no knowledge of, any agreement or understanding restricting the voting or transfer of any shares of the capital stock of the Company.

      (d) Issuance of Securities. The Notes and the Warrants to be issued at the Closing have been duly authorized by all necessary corporate action and, when paid for or issued in accordance with the terms hereof, the Notes shall be validly issued and outstanding, free and clear of all liens, encumbrances and rights of refusal of any kind. When the Conversion Shares and Warrant Shares are issued and paid for in accordance with the terms of this Agreement and as set forth in the Notes and Warrants, such shares will be duly authorized by all necessary corporate action and validly issued and outstanding, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of refusal of any kind and the holders shall be entitled to all rights accorded to a holder of Common Stock.

      (e) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company, the performance by the Company of its obligations under the Notes and the consummation by the Company of the transactions contemplated hereby and thereby, (including the issuance of the Securities as contemplated hereby) do not and will not (i) violate or conflict with any provision of the Company's Certificate of Incorporation (the "Certificate") or Bylaws (the "Bylaws"), each as amended to date, or any Subsidiary's comparable charter documents, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries' respective properties or assets are bound, or (iii) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries are bound or affected, except, with respect to clauses (ii) and (iii) above for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect (excluding with respect to federal and state securities laws)). Neither the Company nor any of its Subsidiaries is required under federal, state, foreign or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the Transaction Documents or issue and sell the Securities in accordance with the terms hereof (other than any filings, consents and approvals which may be required to be made by the Company under applicable state and federal securities laws, rules or regulations or any registration provisions provided in the Registration Rights Agreement).

      (f) Commission Documents, Financial Statements. The Common Stock of the Company is registered pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act (all of the foregoing including filings incorporated by reference therein being referred to herein as the "Commission Documents"). At the times of their respective filings, the Form 10-Q for the fiscal quarters ended November 30, 2005 and February 28, 2006 and the Form 10-QSB for the fiscal quarter ended May 31, 2006 (collectively, the "Form 10-Q") and the Form 10-K for the fiscal year ended August 31, 2005 (the "Form 10-K") complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and the Form 10-Q and Form 10-K did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the Commission Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission. Such financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company and its Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

      (g) Subsidiaries. Schedule 2.1(g) hereto sets forth each Subsidiary of the Company, showing the jurisdiction of its incorporation or organization and showing the percentage of each person's ownership of the outstanding stock or other interests of such Subsidiary. For the purposes of this Agreement, "Subsidiary" shall mean any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other Subsidiaries. All of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, and are fully paid and nonassessable. Except as set forth on
Schedule 2.1(g) hereto, there are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon any Subsidiary for the purchase or acquisition of any shares of capital stock of any Subsidiary or any other securities convertible into, exchangeable for or evidencing the rights to subscribe for any shares of such capital stock. Neither the Company nor any Subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of the capital stock of any Subsidiary or any convertible securities, rights, warrants or options of the type described in the preceding sentence except as set forth on Schedule 2.1(g) hereto. Neither the Company nor any Subsidiary is party to, nor has any knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of any Subsidiary.

      (h) No Material Adverse Change. Since August 31, 2005, the Company has not experienced or suffered any Material Adverse Effect, except as disclosed on
Schedule 2.1(h) hereto and as disclosed in its Commission Documents.

      (i) No Undisclosed Liabilities. Except as disclosed on Schedule 2.1(i) hereto or in the Commission Documents, neither the Company nor any of its Subsidiaries has incurred any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) other than those incurred in the ordinary course of the Company's or its Subsidiaries respective businesses or which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

      (j) No Undisclosed Events or Circumstances. Since August 31, 2005, except as disclosed on Schedule 2.1(j) hereto, to the knowledge of the Company, no event or circumstance has occurred or exists with respect to the Company or its Subsidiaries or their respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

      (k) Indebtedness. Schedule 2.1(k) hereto sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or Indebtedness for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, "Indebtedness" shall mean (a) any liabilities for borrowed money or amounts owed in excess of $100,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company's balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $25,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

      (l) Title to Assets. Each of the Company and the Subsidiaries has good and valid title to all of its real and personal property reflected in the Commission Documents, free and clear of any mortgages, pledges, charges, liens, security interests or other encumbrances, except for those indicated on Schedule 2.1(l) hereto or such that, individually or in the aggregate, do not cause a Material Adverse Effect. Any leases of the Company and each of its Subsidiaries are valid and subsisting and in full force and effect.

      (m) Actions Pending. There is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or other proceeding pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary which questions the validity of this Agreement or any of the other Transaction Documents or any of the transactions contemplated hereby or thereby or any action taken or to be taken pursuant hereto or thereto. Except as set forth in the Commission Documents or on Schedule 2.1(m) hereto, there is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or other proceeding pending or, to the knowledge of the Company, threatened against or involving the Company, any Subsidiary or any of their respective properties or assets, which individually or in the aggregate, would reasonably be expected, if adversely determined, to have a Material Adverse Effect. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any Subsidiary or any officers or directors of the Company or Subsidiary in their capacities as such, which individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

      (n) Compliance with Law. The business of the Company and the Subsidiaries has been and is presently being conducted in accordance with all applicable federal, state and local governmental laws, rules, regulations and ordinances, except as set forth in the Commission Documents or on Schedule 2.1(n) hereto or such that, individually or in the aggregate, the noncompliance therewith could not reasonably be expected to have a Material Adverse Effect. The Company and each of its Subsidiaries have all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

      (o) Taxes. The Company and each of the Subsidiaries has accurately prepared and filed all federal, state and other tax returns required by law to be filed by it, has paid or made provisions for the payment of all taxes shown to be due and all additional assessments, and adequate provisions have been and are reflected in the financial statements of the Company and the Subsidiaries for all current taxes and other charges to which the Company or any Subsidiary is subject and which are not currently due and payable. Except as disclosed on
Schedule 2.1(o) hereto or in the Commission Documents, none of the federal income tax returns of the Company or any Subsidiary have been audited by the Internal Revenue Service. The Company has no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal or state) of any nature whatsoever, whether pending or threatened against the Company or any Subsidiary for any period, nor of any basis for any such assessment, adjustment or contingency.

      (p) Certain Fees. Except as set forth on Schedule 2.1(p) hereto, the Company has not employed any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders' structuring fees, financial advisory fees or other similar fees in connection with the Transaction Documents.

      (q) Disclosure. Except for the transactions contemplated by this Agreement, the Company confirms that neither it nor any other person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that constitutes or might constitute material, nonpublic information. To the Company's knowledge, neither the representations and warranties contained in Section 2.1 of this Agreement or the Schedules hereto nor any other documents, certificates or instruments furnished to the Purchasers by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by this Agreement contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

      (r) Operation of Business. Except as set forth on Schedule 2.1(r) hereto, to the knowledge of the Company, the Company and each of the Subsidiaries owns or possesses the rights to all patents, trademarks, domain names (whether or not registered) and any patentable improvements or copyrightable derivative works thereof, websites and intellectual property rights relating thereto, service marks, trade names, copyrights, licenses and authorizations which are necessary for the conduct of its business as now conducted without any conflict with the rights of others.

      (s) Environmental Compliance. Except as set forth on Schedule 2.1(s) hereto or in the Commission Documents, the Company and each of its Subsidiaries have obtained all material approvals, authorization, certificates, consents, licenses, orders and permits or other similar authorizations of all governmental authorities, or from any other person, that are required under any Environmental Laws. "Environmental Laws" shall mean all applicable laws relating to the protection of the environment including, without limitation, all requirements pertaining to reporting, licensing, permitting, controlling, investigating or remediating emissions, discharges, releases or threatened releases of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, material or wastes, whether solid, liquid or gaseous in nature. To the Company's knowledge, the Company has all necessary governmental approvals required under all Environmental Laws as necessary for the Company's business or the business of any of its subsidiaries. Except for such instances as would not individually or in the aggregate have a Material Adverse Effect and to the knowledge of the Company, there are no past or present events, conditions, circumstances, incidents, actions or omissions relating to or in any way affecting the Company or its Subsidiaries that violate or may violate any Environmental Law after the Closing Date or that may give rise to any environmental liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation (i) under any Environmental Law, or (ii) based on or related to the manufacture, processing, distribution, use, treatment, storage (including without limitation underground storage tanks), disposal, transport or handling, or the emission, discharge, release or threatened release of any hazardous substance.

      (t) Books and Records; Internal Accounting Controls. The records and documents of the Company and its Subsidiaries accurately reflect in all material respects the information relating to the business of the Company and the Subsidiaries, the location of their assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company or any Subsidiary. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the Company's board of directors, to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions are taken with respect to any differences.

      (u) Material Agreements. Except for the Transaction Documents (with respect to clause (i) only), as disclosed in the Commission Documents or as set forth on Schedule 2.1(u) hereto, or as would not be reasonably likely to have a Material Adverse Effect, (i) the Company and each of its Subsidiaries have performed all obligations required to be performed by them to date under any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, filed or required to be filed with the Commission (the "Material Agreements"), (ii) neither the Company nor any of its Subsidiaries has received any notice of default under any Material Agreement and, (iii) to the Company's knowledge, neither the Company nor any of its Subsidiaries is in default under any Material Agreement now in effect.

      (v) Transactions with Affiliates. Except as set forth on Schedule 2.1(v) hereto and in the Commission Documents, there are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions between (a) the Company, any Subsidiary or any of their respective customers or suppliers on the one hand, and (b) on the other hand, any officer, employee, consultant or director of the Company, or any of its Subsidiaries, or any person owning at least 5% of the outstanding capital stock of the Company or any Subsidiary or any member of the immediate family of such officer, employee, consultant, director or stockholder or any corporation or other entity controlled by such officer, employee, consultant, director or stockholder, or a member of the immediate family of such officer, employee, consultant, director or stockholder which, in each case, is required to be disclosed in the Commission Documents or in the Company's most recently filed definitive proxy statement on Schedule 14A, that is not so disclosed in the Commission Documents or in such proxy statement.

      (w) Securities Act of 1933. Based in material part upon the representations herein of the Purchasers, the Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Securities hereunder. Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy any of the Securities or similar securities to, or solicit offers with respect thereto from, or enter into any negotiations relating thereto with, any person, or has taken or will take any action so as to bring the issuance and sale of any of the Securities under the registration provisions of the Securities Act and applicable state securities laws. Neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the Securities.

      (x) Employees. Neither the Company nor any Subsidiary has any collective bargaining arrangements or agreements covering any of its employees, except as set forth on Schedule 2.1(x) hereto. Except as set forth on Schedule 2.1(x) hereto, neither the Company nor any Subsidiary has any employment contract, agreement regarding proprietary information, non-competition agreement, non-solicitation agreement, confidentiality agreement, or any other similar contract or restrictive covenant, relating to the right of any officer, employee or consultant to be employed or engaged by the Company or such Subsidiary required to be disclosed in the Commission Documents that is not so disclosed. No officer, consultant or key employee of the Company or any Subsidiary whose termination, either individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect, has terminated or, to the knowledge of the Company, has any present intention of terminating his or her employment or engagement with the Company or any Subsidiary.

      (y) Absence of Certain Developments. Except as set forth in the Commission Documents or provided on Schedule 2.1(y) hereto, since August 31, 2005, neither the Company nor any Subsidiary has:

            (i) issued any stock, bonds or other corporate securities or any right, options or warrants with respect thereto;

            (ii) borrowed any amount in excess of $100,000 or incurred or become subject to any other liabilities in excess of $100,000 (absolute or contingent) except current liabilities incurred in the ordinary course of business which are comparable in nature and amount to the current liabilities incurred in the ordinary course of business during the comparable portion of its prior fiscal year, as adjusted to reflect the current nature and volume of the business of the Company and its Subsidiaries;

            (iii) discharged or satisfied any lien or encumbrance in excess of $100,000 or paid any obligation or liability (absolute or contingent) in excess of $100,000, other than current liabilities paid in the ordinary course of business;

            (iv) declared or made any payment or distribution of cash or other property to stockholders with respect to its stock, or purchased or redeemed, or made any agreements so to purchase or redeem, any shares of its capital stock, in each case in excess of $50,000 individually or $100,000 in the aggregate;

            (v) sold, assigned or transferred any other tangible assets, or canceled any debts or claims, in each case in excess of $100,000, except in the ordinary course of business;

            (vi) sold, assigned or transferred any patent rights, trademarks, trade names, copyrights, trade secrets or other intangible assets or intellectual property rights in excess of $100,000, or disclosed any proprietary confidential information to any person except to customers in the ordinary course of business or to the Purchasers or their representatives;

            (vii) suffered any material losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business;

            (viii) made any changes in employee compensation except in the ordinary course of business and consistent with past practices;

            (ix) made capital expenditures or commitments therefor that aggregate in excess of $100,000;

            (x) entered into any material transaction, whether or not in the ordinary course of business which has not been disclosed in the Commission Documents;

            (xi) made charitable contributions or pledges in excess of $10,000;

            (xii) suffered any material damage, destruction or casualty loss, whether or not covered by insurance;

            (xiii) experienced any material problems with labor or management in connection with the terms and conditions of their employment; or

            (xiv) entered into an agreement, written or otherwise, to take any of the foregoing actions.

      (z) Public Utility Holding Company Act and Investment Company Act Status. The Company is not a "holding company" or a "public utility company" as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. The Company is not, and as a result of and immediately upon the Closing will not be, an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

      (aa) ERISA. No liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any Plan (as defined below) by the Company or any of its Subsidiaries which is or would be materially adverse to the Company and its Subsidiaries. The execution and delivery of this Agreement and the issuance and sale of the Securities will not involve any transaction which is subject to the prohibitions of Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or in connection with which a tax could be imposed pursuant to Section 4975 of the Internal Revenue Code of 1986, as amended, provided that, if any of the Purchasers, or any person or entity that owns a beneficial interest in any of the Purchasers, is an "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA) with respect to which the Company is a "party in interest" (within the meaning of Section 3(14) of ERISA), the requirements of Sections 407(d)(5) and 408(e) of ERISA, if applicable, are met. As used in this Section 2.1(aa), the term "Plan" shall mean an "employee pension benefit plan" (as defined in Section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any Subsidiary or by any trade or business, whether or not incorporated, which, together with the Company or any Subsidiary, is under common control, as described in Section 414(b) or (c) of the Code.

      (bb) Independent Nature of Purchasers. The Company acknowledges that the obligations of each Purchaser under the Transaction Documents are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under the Transaction Documents. The Company acknowledges that the decision of each Purchaser to purchase Securities pursuant to this Agreement has been made by such Purchaser independently of any other Purchaser and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or of its Subsidiaries which may have made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser or any of its agents or employees shall have any liability to any Purchaser (or any other person) relating to or arising from any such information, materials, statements or opinions. The Company acknowledges that nothing contained herein, or in any Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. The Company acknowledges that for reasons of administrative convenience only, the Transaction Documents have been prepared by counsel for the placement agent and such counsel does not represent the Purchasers. The Company acknowledges that it has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Purchasers and the Purchasers have retained their own counsel with respect to the transactions contemplated hereby. The Company acknowledges that such procedure with respect to the Transaction Documents in no way creates a presumption that the Purchasers are in any way acting in concert or as a group with respect to the Transaction Documents or the transactions contemplated hereby or thereby.

      (cc) No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act in a manner that would prevent the Company from selling the Securities pursuant to Regulation D and Rule 506 thereof under the Securities Act, nor will the Company or any of its affiliates or subsidiaries take any action or steps that would cause the offering of the Securities to be integrated with other offerings. The Company does not have any registration statement pending before the Commission or currently under the Commission's review. Except as set forth on Schedule 2.1(cc) hereto, since April 1, 2006, the Company has not offered or sold any of its equity securities or debt securities convertible into shares of Common Stock.

      (dd) Sarbanes-Oxley Act. The Company is in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), and the rules and regulations promulgated thereunder, that are effective and presently applicable to the Company and intends to comply with other applicable provisions of the Sarbanes-Oxley Act, and the rules and regulations promulgated thereunder, upon the effectiveness and applicability of such provisions with respect to the Company.

      (ee) Dilutive Effect. The Company understands and acknowledges that its obligation to issue Conversion Shares upon conversion of the Notes in accordance with this Agreement and the Notes and its obligations to issue the Warrant Shares upon the exercise of the Warrants in accordance with this Agreement and the Warrants, is, in each case, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interest of other stockholders of the Company.

      (ff) DTC Status. The Company's current transfer agent is a participant in and the Common Stock is eligible for transfer pursuant to the Depository Trust Company Automated Securities Transfer Program. The name, address, telephone number, fax number, contact person and email address of the Company's transfer agent is set forth on Schedule 2.1(ff) hereto.

      Section 2.2 Representations and Warranties of the Purchasers. Each of the Purchasers hereby represents and warrants to the Company with respect solely to itself and not with respect to any other Purchaser as follows as of the date hereof and as of each Closing Date:

      (a) Organization and Standing of the Purchasers. If the Purchaser is an entity, such Purchaser is a corporation, limited liability company or partnership duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

      (b) Authorization and Power. Each Purchaser has the requisite power and authority to enter into and perform its obligations under the Transaction Documents and to purchase the Securities being sold to it hereunder. The execution, delivery and performance of the Transaction Documents by each Purchaser and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate or partnership action, and no further consent or authorization of such Purchaser or its Board of Directors, stockholders, or partners, as the case may be, is required. When executed and delivered by the Purchasers, the other Transaction Documents shall constitute valid and binding obligations of each Purchaser enforceable against such Purchaser in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor's rights and remedies or by other equitable principles of general application.

      (c) No Conflict. The execution, delivery and performance of the Transaction Documents by the Purchaser and the consummation by the Purchaser of the transactions contemplated thereby and hereby do not and will not (i) violate any provision of the Purchaser's charter or organizational documents, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Purchaser is a party or by which the Purchaser's respective properties or assets are bound, or (iii) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Purchaser or by which any property or asset of the Purchaser are bound or affected, except, in all cases, other than violations pursuant to clauses (i) or (iii) (with respect to federal and state securities laws) above, except, for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, materially and adversely affect the Purchaser's ability to perform its obligations under the Transaction Documents.

      (d) Acquisition for Investment. Each Purchaser is purchasing the Securities solely for its own account and not with a view to, or for sale in connection with, public sale or distribution thereof. Each Purchaser does not have a present intention to sell any of the Securities, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of any of the Securities to or through any person or entity; provided, however, that by making the representations herein, such Purchaser does not agree to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with Federal and state securities laws applicable to such disposition. Each Purchaser acknowledges that it (i) has such knowledge and experience in financial and business matters such that Purchaser is capable of evaluating the merits and risks of Purchaser's investment in the Company, (ii) is able to bear the financial risks associated with an investment in the Securities and (iii) has been given full access to such records of the Company and the Subsidiaries and to the officers of the Company and the Subsidiaries as it has deemed necessary or appropriate to conduct its due diligence investigation.

      (e) Rule 144. Each Purchaser understands that the Securities must be held indefinitely unless such Securities are registered under the Securities Act or an exemption from registration is available. Each Purchaser acknowledges that such person is familiar with Rule 144 of the rules and regulations of the Commission, as amended, promulgated pursuant to the Securities Act ("Rule 144"), and that such Purchaser has been advised that Rule 144 permits resales only under certain circumstances. Each Purchaser understands that to the extent that Rule 144 is not available, such Purchaser will be unable to sell any Securities without either registration under the Securities Act or the existence of another exemption from such registration requirement.

      (f) General. Each Purchaser understands that the Securities are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities laws and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of such Purchaser to acquire the Securities. Each Purchaser understands that no United States federal or state agency or any government or governmental agency has passed upon or made any recommendation or endorsement of the Securities. Each Purchaser is a resident of the jurisdiction set forth immediately below such Purchaser's name on the signature pages hereto.

      (g) No General Solicitation. Each Purchaser acknowledges that the Securities were not offered to such Purchaser by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, Internet website or similar media, or broadcast over television or radio, or (ii) any seminar or meeting to which such Purchaser was invited by any of the foregoing means of communications. Each Purchaser, in making the decision to purchase the Securities, has relied upon independent investigation made by it and has not relied on any information or representations made by third parties.

      (h) Accredited Investor. Each Purchaser is an "accredited investor" (as defined in Rule 501 of Regulation D), and such Purchaser has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Securities. Such Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act and such Purchaser is not a broker-dealer. Each Purchaser acknowledges that an investment in the Securities is speculative and involves a high degree of risk.

      (i) Certain Fees. The Purchasers have not employed any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders' structuring fees, financial advisory fees or other similar fees in connection with the Transaction Documents.

      (j) Independent Investment. Except as may be disclosed in any filings made by a Purchaser with the Commission, no Purchaser has agreed to act with any other Purchaser for the purpose of acquiring, holding, voting or disposing of the Securities purchased hereunder for purposes of Section 13(d) under the Exchange Act, and each Purchaser is acting independently with respect to its investment in the Securities.

                                   ARTICLE III

                                    COVENANTS

      The Company covenants with each Purchaser as follows, which covenants are for the benefit of each Purchaser and their respective permitted assignees.

      Section 3.1 Securities Compliance. The Company shall notify the Commission in accordance with its rules and regulations, of the transactions contemplated by any of the Transaction Documents and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Purchasers, or their respective subsequent holders.

      Section 3.2 Registration and Listing. The Company shall cause its Common Stock to continue to be registered under Sections 12(b) or 12(g) of the Exchange Act, to comply in all respects with its reporting and filing obligations under the Exchange Act, to comply with all requirements related to any registration statement filed pursuant to this Agreement, and to not take any action or file any document (whether or not permitted by the Securities Act or the rules promulgated thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein. The Company will take all action necessary to continue the listing or trading of its Common Stock on the OTC Bulletin Board or other exchange or market on which the Common Stock is trading. Subject to the terms of the Transaction Documents, the Company further covenants that it will take such further action as the Purchasers may reasonably request, all to the extent required from time to time to enable the Purchasers to sell the Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act. Upon the request of the Purchasers, the Company shall deliver to the Purchasers a written certification of a duly authorized officer as to whether it has complied with the issuer requirements of Rule 144.

      Section 3.3 Inspection Rights. Provided the same would not be in violation of Regulation FD, the Company shall permit, during normal business hours and upon reasonable request and reasonable notice, each Purchaser or any employees, agents or representatives thereof, so long as such Purchaser shall be obligated hereunder to purchase the Notes or shall beneficially own any Conversion Shares or Warrant Shares, for purposes reasonably related to such Purchaser's interests as a stockholder, to examine the publicly available, non-confidential records and books of account of, and visit and inspect the properties, assets, operations and business of the Company and any Subsidiary, and to discuss the publicly available, non-confidential affairs, finances and accounts of the Company and any Subsidiary with any of its officers, consultants, directors and key employees.

      Section 3.4 Compliance with Laws. The Company shall comply, and cause each Subsidiary to comply, with all applicable laws, rules, regulations and orders, noncompliance with which would be reasonably likely to have a Material Adverse Effect.

      Section 3.5 Keeping of Records and Books of Account. The Company shall keep and cause each Subsidiary to keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company and its Subsidiaries, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

      Section 3.6 Reporting Requirements. If the Company ceases to file its periodic reports with the Commission, or if the Commission ceases making these periodic reports available via the Internet without charge, then the Company shall furnish the following to each Purchaser so long as such Purchaser shall be obligated hereunder to purchase the Securities or shall beneficially own
Securities:

      (a) Quarterly Reports filed with the Commission on Form 10-Q as soon as practical after the document is filed with the Commission, and in any event within five (5) days after the document is filed with the Commission;

      (b) Annual Reports filed with the Commission on Form 10-K as soon as practical after the document is filed with the Commission, and in any event within five (5) days after the document is filed with the Commission; and

      (c) Copies of all notices, information and proxy statements in connection with any meetings, that are, in each case, provided to holders of shares of Common Stock, contemporaneously with the delivery of such notices or information to such holders of Common Stock.

      Section 3.7 Other Agreements. The Company shall not enter into any agreement in which the terms of such agreement would restrict or impair the right or ability to perform of the Company or any Subsidiary under any Transaction Document.

      Section 3.8 Use of Proceeds. The net proceeds from the sale of the Securities hereunder shall be used by the Company for working capital and general corporate purposes and not to redeem any Common Stock or securities convertible, exercisable or exchangeable into Common Stock (except with respect to HFS in accordance with Section 1.2 hereof) or to settle any outstanding litigation.

      Section 3.9 Distributions. So long as any Notes or Warrants remain outstanding, the Company agrees that it shall not (i) declare or pay any dividends or make any distributions to any holder(s) of Common Stock or (ii) purchase or otherwise acquire for value, directly or indirectly, any Common Stock or other equity security of the Company.

      Section 3.10 Disclosure of Transaction. The Company shall issue a press release describing the material terms of the transactions contemplated hereby (the "Press Release") on the day of each Closing; provided, however, that if such Closing occurs after 4:00 P.M. Eastern Time on any Trading Day, the Company shall issue the Press Release no later than 9:00 A.M. Eastern Time on the first Trading Day following such Closing Date. The Company shall also file with the Commission a Current Report on Form 8-K (the "Form 8-K") describing the material terms of the transactions contemplated hereby (and attaching as exhibits thereto this Agreement, each form of Note, the Registration Rights Agreement, the Security Agreement, each form of Warrant and the Press Release) as soon as practicable following each Closing Date but in no event more than two (2) Trading Days following each Closing Date, which Press Release and Form 8-K shall be subject to prior review and reasonable comment by the Purchasers. "Trading Day" means any day during which the principal exchange on which the Common Stock is traded shall be open for trading.

      Section 3.11 Disclosure of Material Information. The Company covenants and agrees that neither it nor any other person acting on its behalf has provided or will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company.

      Section 3.12 Pledge of Securities. The Company acknowledges that the Securities may be pledged by a Purchaser in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Purchaser effecting a pledge of the Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document; provided that a Purchaser and its pledgee shall be required to comply with the provisions of Article V hereof in order to effect a sale, transfer or assignment of Securities to such pledgee. At the Purchasers' expense, the Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by a Purchaser.

      Section 3.13 Amendments. The Company shall not amend or waive any provision of the Articles or Bylaws of the Company in any way that would adversely affect exercise rights, voting rights, conversion rights, prepayment rights or redemption rights of the holder of the Notes.

      Section 3.14 Distributions. So long as any Notes or Warrants remain outstanding, the Company agrees that it shall not (i) declare or pay any dividends or make any distributions to any holder(s) of Common Stock or (ii) purchase or otherwise acquire for value, directly or indirectly, any Common Stock or other equity security of the Company.

      Section 3.15 Reservation of Shares. So long as any of the Notes or Warrants remain outstanding, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than a number of shares of Common Stock equal to the number of authorized shares of Common Stock that are not currently issued or reserved for issuance as of the date hereof; provided, however, upon the Company filing the Charter Amendment, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, free of preemptive rights and other similar contractual rights of stockholders, a number of shares of Common Stock equal to one hundred fifty percent (150%) of the number of shares of Common Stock as shall from time to time be sufficient to provide for the issuance of the Conversion Shares and the Warrant Shares.

      Section 3.16 Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates, registered in the name of each Purchaser or its respective nominee(s), for the Conversion Shares and the Warrant Shares in such amounts as specified from time to time by each Purchaser to the Company upon conversion of the Notes or exercise of the Warrants in the form of Exhibit G attached hereto (the "Irrevocable Transfer Agent Instructions"). Prior to registration of the Conversion Shares and the Warrant Shares under the Securities Act, all such certificates shall bear the restrictive legend specified in Section 5.1 of this Agreement. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 3.16 will be given by the Company to its transfer agent and that the Conversion Shares and Warrant Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. Nothing in this Section 3.16 shall affect in any way each Purchaser's obligations and agreements set forth in
Section 5.1 to comply with all applicable prospectus delivery requirements, if any, upon resale of the Conversion Shares and the Warrant Shares. If a Purchaser provides the Company with an opinion of counsel, in a reasonably acceptable form, to the effect that a public sale, assignment or transfer of the Conversion Shares or Warrant Shares may be made without registration under the Securities Act or the Purchaser provides the Company with reasonable assurances that the Conversion Shares or Warrant Shares can be sold pursuant to Rule 144 without the restriction as to the number of securities acquired as of a particular date that can be immediately sold, the Company shall permit the transfer, and, in the case of the Conversion Shares and the Warrant Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by such Purchaser and without any restrictive legend. The Company acknowledges that a breach by it of its obligations under this Section 3.16 will cause irreparable harm to the Purchasers by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 3.16 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 3.16, that the Purchasers shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

      Section 3.17 Disposition of Assets. So long as the Notes remain outstanding, neither the Company nor any subsidiary shall sell, transfer or otherwise dispose of any of its properties, assets and rights including, without limitation, its software and intellectual property, to any person except for sales of obsolete assets and sales to customers in the ordinary course of business or with the prior written consent of the holders of a majority of the principal amount of the Notes then outstanding.

      Section 3.18 Acquisition of Assets. In the event the Company or any Subsidiary acquires any assets or other properties, such assets or properties shall constitute a part of the Collateral (as defined in the Security Agreement) and the Company shall take all action necessary to perfect the Purchasers' security interest in such assets or properties pursuant to the Security Agreement.

      Section 3.19 Share Increase; Reverse Split. As promptly as practicable following the Initial Closing Date, the Company shall file a preliminary proxy statement on Schedule 14A (the "Proxy Statement") with the Commission. The Company shall recommend for approval of the Company's stockholders in the Proxy Statement of (A) an amendment to the Certificate (the "Charter Amendment") to be filed with the Delaware Secretary of State to effect an increase in the number of its authorized shares of Common Stock to at least 575,000,000 (the "Share Increase") and (B) a one-for-fifty (1-for-50) reverse stock split of the Common Stock (the "Reverse Split"). The Company shall use its commercially reasonable efforts to obtain stockholder approval to effect the Share Increase and the Reverse Split as promptly as practicable following the Initial Closing Date and shall effect the Share Increase and the Reverse Split as promptly as practicable following the approval of its stockholders.

      Section 3.20 Subsequent Financings.

      (a) For a period of one (1) year following the Initial Closing Date (which one-year period shall extend for each day that the Registration Statement is not effective as required under the Registration Rights Agreement), the Company covenants and agrees to promptly notify in writing (a "Rights Notice") the Purchasers of the terms and conditions of any proposed offer or sale to, or exchange with (or other type of distribution to) any third party (a "Subsequent Financing"), of Common Stock or any securities convertible, exercisable or exchangeable into Common Stock, including convertible debt securities (collectively, the "Financing Securities"); provided, however, prior to delivering to each Purchaser a Rights Notice, the Company shall first deliver to each Purchaser a written notice of its intention to effect a Subsequent Financing ("Pre-Notice") within three (3) Trading Days of receiving an applicable offer, which Pre-Notice shall ask such Purchaser if it wants to review the details of such financing. Upon the request of a Purchaser, and only upon a request by such Purchaser within three (3) Trading Days of receipt of a Pre-Notice, the Company shall promptly, but no later than two (2) Trading Days after such request, deliver a Rights Notice to such Purchaser. The Rights Notice shall describe, in reasonable detail, the proposed Subsequent Financing, the names and investment amounts of all investors participating in the Subsequent Financing, the proposed closing date of the Subsequent Financing, which shall be within twenty (20) calendar days from the date of the Rights Notice, and all of the terms and conditions thereof and proposed definitive documentation to be entered into in connection therewith. The Rights Notice shall provide each Purchaser an option (the "Rights Option") during the ten (10) Trading Days following delivery of the Rights Notice (the "Option Period") to inform the Company whether such Purchaser will purchase up to its pro rata portion of all or a portion of the securities being offered in such Subsequent Financing on the same, absolute terms and conditions as contemplated by such Subsequent Financing. If any Purchaser elects not to participate in such Subsequent Financing, the other Purchasers may participate on a pro-rata basis so long as such participation in the aggregate does not exceed the total Purchase Price hereunder. For purposes of this Section, all references to "pro rata" means, for any Purchaser electing to participate in such Subsequent Financing, the percentage obtained by dividing (x) the principal amount of the Notes purchased by such Purchaser at the Closings by (y) the sum of (1) the total principal amount of all of the Notes purchased by all of the participating Purchasers at the Closings and (2) the total principal amount of all of the promissory notes purchased by Bounce pursuant to the Share Exchange Transaction. Delivery of any Rights Notice constitutes a representation and warranty by the Company that there are no other material terms and conditions, arrangements, agreements or otherwise except for those disclosed in the Rights Notice, to provide additional compensation to any party participating in any proposed Subsequent Financing, including, but not limited to, additional compensation based on changes in the Purchase Price or any type of reset or adjustment of a purchase or conversion price or to issue additional securities at any time after the closing date of a Subsequent Financing. If the Company does not receive notice of exercise of the Rights Option from the Purchasers within the Option Period, the Company shall have the right to close the Subsequent Financing on the scheduled closing date with a third party; provided that all of the material terms and conditions of the closing are the same as those provided to the Purchasers in the Rights Notice. If the closing of the proposed Subsequent Financing does not occur on that date, any closing of the contemplated Subsequent Financing or any other Subsequent Financing shall be subject to all of the provisions of this Section 3.20(a), including, without limitation, the delivery of a new Rights Notice. The provisions of this Section 3.20(a) shall not apply to issuances of securities in a Permitted Financing.

      (b) For purposes of this Agreement, a Permitted Financing (as defined hereinafter) shall not be considered a Subsequent Financing. A "Permitted Financing" shall mean (i) securities issued (other than for cash) in connection with a merger, acquisition, or consolidation, (ii) securities issued pursuant to the conversion or exercise of convertible or exercisable securities issued or outstanding on or prior to the date hereof or issued pursuant to the Share Exchange Transaction, this Agreement and the Notes, including the Conversion Shares, (iii) the Warrant Shares, (iv) securities issued in connection with bona fide strategic license agreements or other partnering arrangements so long as such issuances are not for the purpose of raising capital, (v) Common Stock issued or the issuance or grants of options to purchase Common Stock pursuant to the Company's stock option plans and employee stock purchase plans as they now exist on the date hereof, (vi) any warrants issued to the placement agent and its designees for the transactions contemplated by this Agreement, (vii) Common Stock issued in connection with consulting or advisory services not in excess of 5,000,000 shares; and (viii) the payment of any principal in shares of Common Stock pursuant to the Notes or any promissory notes issued by the Company pursuant to the Share Exchange Transaction.

      (c) So long as the Notes remain outstanding, if the Company enters into any Subsequent Financing on terms more favorable than the terms governing the Notes, then the Purchasers in their sole discretion may exchange the Notes, valued at their stated value, for the securities issued or to be issued in the Subsequent Financing. The Company covenants and agrees to promptly notify in writing the Purchasers of the terms and conditions of any such proposed Subsequent Financing.

      Section 3.21 D&O Insurance. So long as the Notes remain outstanding, the Company shall maintain its directors and officer's liability insurance policy coverage at an amount equal to or in excess of $3,000,000.

                                   ARTICLE IV

                                   CONDITIONS

      Section 4.1 Conditions Precedent to the Obligation of the Company to Close and to Sell the Securities. The obligation hereunder of the Company to close and issue and sell the Securities to the Purchasers at each Closing is subject to the satisfaction or waiver, at or before such Closing of the conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

      (a) Accuracy of the Purchasers' Representations and Warranties. The representations and warranties of each Purchaser shall be true and correct in all material respects as of the date when made and as of each Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

      (b) Performance by the Purchasers. Each Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchasers at or prior to each Closing Date.

      (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

      (d) Delivery of Purchase Price. The Purchase Price for the Securities shall have been delivered to the Company on the Closing Date.

      (e) Delivery of Transaction Documents. The Transaction Documents shall have been duly executed and delivered by the Purchasers and, with respect to the Escrow Agreements, the applicable escrow agent, to the Company.

      Section 4.2 Conditions Precedent to the Obligation of the Purchasers to Close and to Purchase the Securities. The obligation hereunder of the Purchasers to purchase the Securities and consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver, at or before each Closing, of each of the conditions set forth below. These conditions are for the Purchasers' sole benefit and may be waived by the Purchasers at any time in their sole discretion.

      (a) Accuracy of the Company's Representations and Warranties. Each of the representations and warranties of the Company in this Agreement and the other Transaction Documents shall be true and correct in all material respects as of each Closing Date, except for representations and warranties that speak as of a particular date, which shall be true and correct in all material respects as of such date.

      (b) Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to each Closing Date.

      (c) No Suspension, Etc. Trading in the Common Stock shall not have been suspended by the Commission or the OTC Bulletin Board (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing), and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg Financial Markets ("Bloomberg") shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by Bloomberg, or on the New York Stock Exchange, nor shall a banking moratorium have been declared either by the United States or New York State authorities, nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on, or any material adverse change in any financial market which, in each case, in the judgment of such Purchaser, makes it impracticable or inadvisable to purchase the Securities.

      (d) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

      (e) No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company or any Subsidiary, or any of the officers, directors or affiliates of the Company or any Subsidiary seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

      (f) Opinion of Counsel. The Purchasers shall have received an opinion of counsel to the Company, dated the date of each Closing, substantially in the form of Exhibit H hereto, with such exceptions and limitations as shall be reasonably acceptable to counsel to the Purchasers.

      (g) Notes and Warrants. At or prior to each Closing, the Company shall have delivered to the Purchasers the Notes (in such denominations as each Purchaser may request) and the Warrants (in such denominations as each Purchaser may request).

      (h) Secretary's Certificate. The Company shall have delivered to the Purchasers a secretary's certificate, dated as of each Closing Date, as to (i) the resolutions adopted by the Board of Directors approving the transactions contemplated hereby, (ii) the Certificate of Incorporation, (iii) the Bylaws, each as in effect at such Closing, and (iv) the authority and incumbency of the officers of the Company executing the Transaction Documents and any other documents required to be executed or delivered in connection therewith.

      (i) Officer's Certificate. On each Closing Date, the Company shall have delivered to the Purchasers a certificate signed by an executive officer on behalf of the Company, dated as of such Closing Date, confirming the accuracy of the Company's representations, warranties and covenants as of such Closing Date and confirming the compliance by the Company with the conditions precedent set forth in paragraphs (b)-(e) and (l) of this Section 4.2 as of such Closing Date (provided that, with respect to the matters in paragraphs (d) and (e) of this Section 4.2, such confirmation shall be based on the knowledge of the executive officer after due inquiry).

      (j) Registration Rights Agreement. As of the Initial Closing Date, the Company shall have executed and delivered the Registration Rights Agreement to each Purchaser.

      (k) Material Adverse Effect. No Material Adverse Effect shall have occurred at or before each Closing Date.

      (l) Transfer Agent Instructions. The Irrevocable Transfer Agent Instructions, in the form of Exhibit G attached hereto, shall have been delivered to the Company's transfer agent.

      (m) Escrow Agreements. As of the Initial Closing Date, the Company and the applicable escrow agent shall have executed and delivered the Escrow Agreements to each Purchaser.

      (n) Security Agreement. As of the Initial Closing Date, the Company shall have executed and delivered the Security Agreement to each Purchaser.

      (o) UCC Financing Statements. The Company shall have filed all UCC financing statements in form and substance satisfactory to the Purchasers at the appropriate offices.

      (p) OTC Bulletin Board. As of the Initial Closing Date, the Company's shares of Common Stock shall be quoted on the OTC Bulletin Board.

      (q) Share Exchange Transaction. As of the Initial Closing Date, the Share Exchange Transaction between the Company and Bounce shall have been consummated.

      (r) Written Consent of Stockholders. As of the Initial Closing Date, the Company shall have received the written consent of each of the purchasers (pursuant to the Note and Warrant Purchase Agreement dated as of February 23,
2006) to the consummation of the transactions contemplated by this Agreement and the Transaction Documents.

      (s) Filing of Proxy Statement. Prior to the Second Closing Date, the Proxy Statement shall have been filed by the Company with the Commission.

      (t) Share Increase; Reverse Split. Prior to the Third Closing Date, the Company's stockholders shall have approved the Reverse Split and the Share Increase and the Company shall have filed the Charter Amendment effecting the Share Increase.

      (u) Effective Registration Statement. Prior to the Final Closing Date, the Registration Statement shall have been declared effective by the Commission.

                                    ARTICLE V

                               CERTIFICATE LEGEND

      Section 5.1 Legend. Each certificate representing the Securities shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required by applicable state securities or "blue sky" laws):

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR REMOTE DYNAMICS, INC. SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

      The Company agrees to issue or reissue certificates representing any of the Conversion Shares and the Warrant Shares, without the legend set forth above if at such time, prior to making any transfer of any such Conversion Shares or Warrant Shares, such holder thereof shall give written notice to the Company describing the manner and terms of such transfer and removal as the Company may reasonably request. Such proposed transfer and removal will not be effected until: (a) either (i) the Company has received an opinion of counsel reasonably satisfactory to the Company, to the effect that the registration of the Conversion Shares or Warrant Shares under the Securities Act is not required in connection with such proposed transfer, (ii) a registration statement under the Securities Act covering such proposed disposition has been filed by the Company with the Commission and has become effective under the Securities Act, (iii) the Company has received other evidence reasonably satisfactory to the Company that such registration and qualification under the Securities Act and state securities laws are not required (which may include an opinion of counsel provided by the Company), or (iv) the holder provides the Company with reasonable assurances that such security can be sold pursuant to Rule 144 under the Securities Act (which may include an opinion of counsel provided by the Company); and (b) either (i) the Company has received an opinion of counsel reasonably satisfactory to the Company, to the effect that registration or qualification under the securities or "blue sky" laws of any state is not required in connection with such proposed disposition, (ii) compliance with applicable state securities or "blue sky" laws has been effected, or (iii) the holder provides the Company with reasonable assurances that a valid exemption exists with respect thereto (which may include an opinion of counsel provided by the Company). The Company will respond to any such notice from a holder within three (3) business days. In the case of any proposed transfer under this Section 5.1, the Company will use commercially reasonable efforts to comply with any such applicable state securities or "blue sky" laws, but shall in no event be required, (x) to qualify to do business in any state where it is not then qualified, (y) to take any action that would subject it to tax or to the general service of process in any state where it is not then subject, or (z) to comply with state securities or "blue sky" laws of any state for which registration by coordination is unavailable to the Company. The restrictions on transfer contained in this Section 5.1 shall be in addition to, and not by way of limitation of, any other restrictions on transfer contained in any other section of this Agreement. Whenever a certificate representing the Conversion Shares or Warrant Shares is required to be issued to a Purchaser without a legend, in lieu of delivering physical certificates representing the Conversion Shares or Warrant Shares, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, the Company shall use its reasonable best efforts to cause its transfer agent to electronically transmit the Conversion Shares or Warrant Shares to a Purchaser by crediting the account of such Purchaser's Prime Broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system (to the extent not inconsistent with any provisions of this Agreement).

                                   ARTICLE VI

                                 INDEMNIFICATION

      Section 6.1 General Indemnity. The Company agrees to indemnify and hold harmless the Purchasers (and their respective directors, officers, affiliates, agents, successors and assigns) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys' fees, charges and disbursements) incurred by the Purchasers as a result of any inaccuracy in or breach of the representations, warranties or covenants made by the Company herein. Each Purchaser severally but not jointly agrees to indemnify and hold harmless the Company and its directors, officers, affiliates, agents, successors and assigns from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys' fees, charges and disbursements) incurred by the Company as result of any inaccuracy in or breach of the representations, warranties or covenants made by such Purchaser herein. The maximum aggregate liability of each Purchaser pursuant to its indemnification obligations under this Article VI shall not exceed the portion of the Purchase Price paid by such Purchaser hereunder.

      Section 6.2 Indemnification Procedure. Any party entitled to indemnification under this Article VI (an "indemnified party") will give written notice to the indemnifying party of any matter giving rise to a claim for indemnification; provided, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article VI except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action, proceeding or claim is brought against an indemnified party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of the indemnifying party a conflict of interest between it and the indemnified party exists with respect to such action, proceeding or claim (in which case the indemnifying party shall be responsible for the reasonable fees and expenses of one separate counsel for the indemnified parties), to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. In the event that the indemnifying party advises an indemnified party that it will contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the indemnified party's costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The indemnified party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party which relates to such action or claim. The indemnifying party shall keep the indemnified party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. The indemnifying party shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent. Notwithstanding anything in this Article VI to the contrary, the indemnifying party shall not, without the indemnified party's prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the indemnified party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the indemnified party of a release from all liability in respect of such claim. The indemnification obligations to defend the indemnified party required by this Article VI shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, so long as the indemnified party shall refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification. The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and
(b) any liabilities the indemnifying party may be subject to pursuant to the law. No indemnifying party will be liable to the indemnified party under this Agreement to the extent, but only to the extent that a loss, claim, damage or liability is attributable to the indemnified party's breach of any of the representations, warranties or covenants made by such party in this Agreement or in the other Transaction Documents.

                                   ARTICLE VII

                                  MISCELLANEOUS

      Section 7.1 Fees and Expenses. Each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement; provided, however, that the Company shall pay all actual attorneys' fees and expenses (including disbursements and out-of-pocket expenses) incurred by the Purchasers in connection with (i) the preparation, negotiation, execution and delivery of the Transaction Documents and the transactions contemplated thereunder and review of the documents relating to the Share Exchange Transaction, which payment shall be made at the Initial Closing and shall not exceed $35,000 (plus disbursements and out-of-pocket expenses), of which $10,000 was paid prior to the Initial Closing Date, (ii) the review of the Registration Statement in accordance with Section 4(iv) of the Registration Rights Agreement, which payment of $5,000 shall be made at the Initial Closing and held in escrow until such fees, if any, are incurred, and (iii) any amendments, modifications or waivers of this Agreement or any of the other Transaction Documents. In addition, the Company shall pay
(A) $3,000 to the Collateral Agent (as defined in the Security Agreement) on the Initial Closing Date, (B) $2,500 to the escrow agent pursuant to the Escrow Deposit Agreement on the Initial Closing Date, and (C) all reasonable fees and expenses incurred by the Purchasers in connection with the enforcement of this Agreement or any of the other Transaction Documents, including, without limitation, all reasonable attorneys' fees and expenses.

      Section 7.2 Specific Performance; Consent to Jurisdiction; Venue.

      (a) The Company and the Purchasers acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the other Transaction Documents were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement or the other Transaction Documents and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

      (b) The parties agree that venue for any dispute arising under this Agreement will lie exclusively in the state or federal courts located in New York County, New York, and the parties irrevocably waive any right to raise forum non conveniens or any other argument that New York is not the proper venue. The parties irrevocably consent to personal jurisdiction in the state and federal courts of the state of New York. The Company and each Purchaser consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 7.2 shall affect or limit any right to serve process in any other manner permitted by law. The Company and the Purchasers hereby agree that the prevailing party in any suit, action or proceeding arising out of or relating to the Securities, this Agreement or the other Transaction Documents, shall be entitled to reimbursement for reasonable legal fees from the non-prevailing party. The parties hereby waive all rights to a trial by jury.

      Section 7.3 Entire Agreement; Amendment. This Agreement and the Transaction Documents contain the entire understanding and agreement of the parties with respect to the matters covered hereby and, except as specifically set forth herein or in the other Transaction Documents, neither the Company nor any Purchaser make any representation, warranty, covenant or undertaking with respect to such matters, and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein. No provision of this Agreement may be waived or amended other than by a written instrument signed by the Company and the Purchasers holding at least a majority of the principal amount of the Notes then held by the Purchasers. Any amendment or waiver effected in accordance with this Section 7.3 shall be binding upon each Purchaser (and their permitted assigns) and the Company.

      Section 7.4 Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the third business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company:                  Remote Dynamics, Inc.
                                    1155 Kas Drive, Suite 100
                                    Richardson, Texas 75081
                                    Attention: Chief Executive Officer
                                    Tel. No.: (972) 301-2000
                                    Fax No.: (972) 301-2263

with copies (which copies
shall not constitute notice
to the Company) to:                 Richardson & Patel LLP
                                    405 Lexington Avenue, 26th Floor
                                    New York, New York 10174
                                    Attention:  Jody R. Samuels
                                    Tel. No.: (212) 907-6686
                                    Fax No.: (212) 907-6687

If to any Purchaser:                At the address of such Purchaser set forth
                                    on Exhibit A to this Agreement, with copies to Purchaser's counsel as set forth on Exhibit A or as specified in writing by such Purchaser with copies to:

                                    Kramer Levin Naftalis & Frankel LLP
                                    1177 Avenue of the Americas
                                    New York, New York 10036
                                    Attention: Christopher S. Auguste
                                    Tel. No.: (212) 715-9100
                                    Fax No.: (212) 715-8000

      Any party hereto may from time to time change its address for notices by giving written notice of such changed address to the other party hereto pursuant to the provisions of this Section 7.4.

      Section 7.5 Waivers. No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter. No consideration shall be offered or paid to any Purchaser to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents. This provision constitutes a separate right granted to each Purchaser by the Company and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

      Section 7.6 Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

      Section 7.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. After the Closing, the assignment by a party to this Agreement of any rights hereunder shall not affect the obligations of such party under this Agreement. Subject to
Section 5.1 hereof, the Purchasers may assign the Securities and its rights under this Agreement and the other Transaction Documents and any other rights hereto and thereto without the consent of the Company.

      Section 7.8 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

      Section 7.9 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

      Section 7.10 Survival. The representations and warranties of the Company and the Purchasers shall survive the execution and delivery hereof and each Closing until the second anniversary of the Final Closing Date, except the agreements and covenants set forth in Articles I, III, V, VI and VII of this Agreement shall survive the execution and delivery hereof and the Closing hereunder.

      Section 7.11 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart.

      Section 7.12 Publicity. The Company agrees that it will not disclose, and will not include in any public announcement, the names of the Purchasers without the consent of the Purchasers, which consent shall not be unreasonably withheld or delayed, or unless and until such disclosure is required by law, rule or applicable regulation, including without limitation any disclosure pursuant to the Registration Statement, and then only to the extent of such requirement.

      Section 7.13 Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

      Section 7.14 Further Assurances. From and after the date of this Agreement, upon the request of the Purchasers or the Company, the Company and each Purchaser shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement and the other Transaction Documents.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties hereto have caused this Note and Warrant Purchase Agreement to be duly executed by their respective authorized officers as of the date first above written.


                                            REMOTE DYNAMICS, INC.


                                            By:_________________________________
                                               Name:
                                               Title:


                                            PURCHASER:


                                            By:_________________________________
                                               Name:
                                               Title:

                                    EXHIBIT A
                               LIST OF PURCHASERS


Names and Addresses                              Investment Amount and Number of
of Purchasers                                    Warrants Purchased
-------------                                    ------------------

                                   EXHIBIT B-1
                              FORM OF SERIES B NOTE

                                   EXHIBIT B-2
                                FORM OF OID NOTE

                                   EXHIBIT C-1
                           FORM OF SERIES E-7 WARRANT

                                   EXHIBIT C-2
                           FORM OF SERIES F-4 WARRANT

                                    EXHIBIT D
                      FORM OF REGISTRATION RIGHTS AGREEMENT

                                    EXHIBIT E
                           FORM OF SECURITY AGREEMENT

                                   EXHIBIT F-1
                        FORM OF ESCROW DEPOSIT AGREEMENT

                                   EXHIBIT F-2
                       FORM OF SECURITIES ESCROW AGREEMENT

                                    EXHIBIT G
                 FORM OF IRREVOCABLE TRANSFER AGENT INSTRUCTIONS

                              REMOTE DYNAMICS, INC.


                                                         as of November 30, 2006

[Name and address of Transfer Agent]
Attn: _____________

Ladies and Gentlemen:

      Reference is made to that certain Note and Warrant Purchase Agreement (the "Purchase Agreement"), dated as of November 30, 2006, by and among Remote Dynamics, Inc., a Delaware corporation (the "Company"), and the purchasers named therein (collectively, the "Purchasers") pursuant to which the Company is issuing to the Purchasers series B subordinated secured convertible promissory notes and the OID Notes (as defined in the Purchase Agreement) (collectively, the "Notes") and warrants (the "Warrants") to purchase shares of the Company's common stock, par value $.01 per share (the "Common Stock"). This letter shall serve as our irrevocable authorization and direction to you (provided that you are the transfer agent of the Company at such time) to issue shares of Common Stock upon conversion of the Notes (the "Conversion Shares") and exercise of the Warrants (the "Warrant Shares") to or upon the order of a Purchaser from time to time upon (i) surrender to you of a properly completed and duly executed Conversion Notice or Exercise Notice, as the case may be, in the form attached hereto as Exhibit I and Exhibit II, respectively, (ii) in the case of the conversion of Notes, a copy of the Note (with the original delivered to the Company) representing the Notes being converted or, in the case of Warrants being exercised, a copy of the Warrants (with the original Warrants delivered to the Company) being exercised (or, in each case, an indemnification undertaking with respect to such Notes or the Warrants in the case of their loss, theft or destruction), and (iii) delivery of a treasury order or other appropriate order duly executed by a duly authorized officer of the Company. So long as you have previously received (x) written confirmation from counsel to the Company that a registration statement covering resales of the Conversion Shares or Warrant Shares, as applicable, has been declared effective by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"), and no subsequent notice by the Company or its counsel of the suspension or termination of its effectiveness and (y) a copy of such registration statement, and if the Purchaser represents in writing that the prospectus delivery requirements have been or will be met, the Conversion Shares or the Warrant Shares, as the case may be, were sold pursuant to the Registration Statement, then certificates representing the Conversion Shares and the Warrant Shares, as the case may be, shall not bear any legend restricting transfer of the Conversion Shares and the Warrant Shares, as the case may be, thereby and should not be subject to any stop-transfer restriction. Provided, however, that if you have not previously received (i) written confirmation from counsel to the Company that a registration statement covering resales of the Conversion Shares or Warrant Shares, as applicable, has been declared effective by the SEC under the 1933 Act, and (ii) a copy of such registration statement, then the certificates for the Conversion Shares and the Warrant Shares shall bear the following legend:

      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS, OR REMOTE DYNAMICS, INC. SHALL HAVE RECEIVED AN OPINION OF ITS COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED."

and, provided further, that the Company may from time to time notify you to place stop-transfer restrictions on the certificates for the Conversion Shares and the Warrant Shares in the event a registration statement covering the Conversion Shares and the Warrant Shares is subject to amendment for events then current.

      A form of written confirmation from counsel to the Company that a registration statement covering resales of the Conversion Shares and the Warrant Shares has been declared effective by the SEC under the 1933 Act is attached hereto as Exhibit III.

      Please be advised that the Purchasers are relying upon this letter as an inducement to enter into the Purchase Agreement and, accordingly, each Purchaser is a third party beneficiary to these instructions.

      Please execute this letter in the space indicated to acknowledge your agreement to act in accordance with these instructions. Should you have any questions concerning this matter, please contact me at ___________.

                                            Very truly yours,

                                            REMOTE DYNAMICS, INC.


                                            By:_________________________________

                                            Name:_______________________________
                                            Title:______________________________

ACKNOWLEDGED AND AGREED:

[TRANSFER AGENT]

By:______________________
Name:____________________
Title:___________________
Date:____________________

                                    EXHIBIT I

                              REMOTE DYNAMICS, INC.
                                CONVERSION NOTICE

     (To be Executed by the Registered Holder in order to Convert the Note)

The undersigned hereby irrevocably elects to convert $ ________________ of the principal amount of the above Note No. ___ into shares of Common Stock of REMOTE DYNAMICS, INC. (the "Maker") according to the conditions hereof, as of the date written below.

Date of Conversion _____________________________________________________________

Applicable Conversion Price ____________________________________________________

Number of shares of Common Stock beneficially owned or deemed beneficially owned by the Holder on the Date of Conversion: _______________________________________

Signature_______________________________________________________________________
         [Name]

Address:________________________________________________________________________

        ________________________________________________________________________

                                   EXHIBIT II

                             FORM OF EXERCISE NOTICE

                                  EXERCISE FORM

                              REMOTE DYNAMICS, INC.


The undersigned _______________, pursuant to the provisions of the within Warrant, hereby elects to purchase _____ shares of Common Stock of Remote Dynamics, Inc. covered by the within Warrant.

Dated: _________________            Signature___________________________________
                                    Address  ___________________________________


Number of shares of Common Stock beneficially owned or deemed beneficially owned by the Holder on the date of Exercise: _________________________


                                   ASSIGNMENT

FOR VALUE RECEIVED, _________________ hereby sells, assigns and transfers unto __________________ the within Warrant and all rights evidenced thereby and does irrevocably constitute and appoint _____________, attorney, to transfer the said Warrant on the books of the within named corporation.

Dated: _________________            Signature___________________________________
                                    Address  ___________________________________


                               PARTIAL ASSIGNMENT

FOR VALUE RECEIVED, _________________ hereby sells, assigns and transfers unto __________________ the right to purchase _________ shares of Warrant Stock evidenced by the within Warrant together with all rights therein, and does irrevocably constitute and appoint ___________________, attorney, to transfer that part of the said Warrant on the books of the within named corporation.

Dated: _________________            Signature___________________________________
                                    Address  ___________________________________


                           FOR USE BY THE ISSUER ONLY:

This Warrant No. W-_____ canceled (or transferred or exchanged) this _____ day of ___________, _____, shares of Common Stock issued therefor in the name of _______________, Warrant No. W-_____ issued for ____ shares of Common Stock in the name of _______________.

                                   EXHIBIT III

                         FORM OF NOTICE OF EFFECTIVENESS
                            OF REGISTRATION STATEMENT


[Name and address of Transfer Agent]
Attn: _____________

                  Re:   Remote Dynamics, Inc.

Ladies and Gentlemen:

      We are special counsel to Remote Dynamics, Inc., a Delaware corporation (the "Company"), and have represented the Company in connection with that certain Note and Warrant Purchase Agreement (the "Purchase Agreement"), dated as of November 30, 2006, by and among the Company and the purchasers named therein (collectively, the "Purchasers") pursuant to which the Company issued to the Purchasers series B subordinated secured convertible promissory notes and the OID Notes (as defined in the Purchase Agreement) (collectively, the "Notes") and warrants (the "Warrants") to purchase shares of the Company's common stock, par value $.01 per share (the "Common Stock"). Pursuant to the Purchase Agreement, the Company has also entered into a Registration Rights Agreement with the Purchasers (the "Registration Rights Agreement"), dated as of November 30, 2006, pursuant to which the Company agreed, among other things, to register the Registrable Securities (as defined in the Registration Rights Agreement), including the shares of Common Stock issuable upon conversion of the Notes and exercise of the Warrants, under the Securities Act of 1933, as amended (the "1933 Act"). In connection with the Company's obligations under the Registration Rights Agreement, on ________________, 2006, the Company filed a Registration Statement on Form S-1 (File No. 333-________) (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") relating to the resale of the Registrable Securities which names each of the present Purchasers as a selling stockholder thereunder.

      In connection with the foregoing, we advise you that a member of the SEC's staff has advised us by telephone that the SEC has entered an order declaring the Registration Statement effective under the 1933 Act at [ENTER TIME OF EFFECTIVENESS] on [ENTER DATE OF EFFECTIVENESS] and we have no knowledge, after telephonic inquiry of a member of the SEC's staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and accordingly, the Registrable Securities are available for resale under the 1933 Act pursuant to the Registration Statement.

                                                              Very truly yours,

                                                              [COMPANY COUNSEL]


                                                              By:_______________



cc:   [LIST NAMES OF PURCHASERS]

                                    EXHIBIT H
                                 FORM OF OPINION


      1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own, lease and operate its properties and assets, and to carry on its business as presently conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

      2. The Company has the requisite corporate power and authority to enter into and perform its obligations under the Transaction Documents and to issue the Notes, the Warrants and the Common Stock issuable upon conversion of the Notes and exercise of the Warrants. The execution, delivery and performance of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action and no further consent or authorization of the Company, its Board of Directors or its stockholders is required. Each of the Transaction Documents have been duly executed and delivered, and the Notes and the Warrants have been duly executed, issued and delivered by the Company and each of the Transaction Documents constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its respective terms. The Common Stock issuable upon conversion of the Notes and exercise of the Warrants are not subject to any preemptive rights under the Certificate of Incorporation or the Bylaws.

      3. The Notes and the Warrants have been duly authorized and, when delivered against payment in full as provided in the Purchase Agreement, will be validly issued, fully paid and nonassessable. The shares of Common Stock issuable upon conversion of the Notes and exercise of the Warrants have been duly authorized and reserved for issuance, and when delivered upon conversion or against payment in full as provided in the Notes and the Warrants, as applicable, will be validly issued, fully paid and nonassessable.

      4. The execution, delivery and performance of and compliance with the terms of the Transaction Documents and the issuance of the Notes, the Warrants and the Common Stock issuable upon conversion of the Notes and exercise of the Warrants do not (a) violate any provision of the Certificate of Incorporation or Bylaws, (b) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party and which is set forth on Schedule I, (c) create or impose a lien, charge or encumbrance on any property of the Company under any agreement or any commitment which is set forth on Schedule I to which the Company is a party or by which the Company is bound or by which any of its respective properties or assets are bound, or (d) result in a violation of any Federal, state, local or foreign statute, rule, regulation, order, judgment, injunction or decree (including Federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected, except, in all cases other than violations pursuant to clauses (a) and (d) above, for such conflicts, default, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect.

      5. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required under Federal, state or local law, rule or regulation in connection with the valid execution, delivery and performance of the Transaction Documents, or the offer, sale or issuance of the Notes, the Warrants and the Common Stock issuable upon conversion of the Notes and exercise of the Warrants other than filings as may be required by applicable Federal and state securities laws and regulations and any applicable stock exchange rules and regulations.

      6. To our knowledge, there is no action, suit, claim, investigation or proceeding pending or threatened against the Company which questions the validity of the Purchase Agreement or the transactions contemplated thereby or any action taken or to be taken pursuant thereto. There is no action, suit, claim, investigation or proceeding pending, or to our knowledge, threatened, against or involving the Company or any of its properties or assets and which, if adversely determined, is reasonably likely to result in a Material Adverse Effect. To our knowledge, there are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any officers or directors of the Company in their capacities as such.

      7. Assuming that all of the Purchasers' representations and warranties in the Purchase Agreement are complete and accurate, the offer, issuance and sale of the Notes and the Warrants and the offer, issuance and sale of the Common Stock issuable upon conversion of the Notes and exercise of the Warrants are exempt from the registration requirements of the Securities Act of 1933, as amended.

      8. The Company is not, and as a result of and immediately upon Closing will not be, an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

      9. The Security Agreement will create a valid security interest in favor of the Purchasers in such assets of the Company that is subject to such Security Agreement.